Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

CAMDEN NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Fee Rate(3)	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, no par value per share (1)	Other (2)	2,283,869 (1)	-	$84,778,337	(2)	0.00015310	$12,979.56	(3)

Fees Previously Paid

	Total Offering Amounts					$84,778,337			$12,979.56
	Total Fees Previously Paid								$-
	Total Fee Offsets								-
	Net Fee Due								$12,979.56

(1)
Represents the estimated maximum number of shares of common stock, no par value per share, of Camden National Corporation (“Camden” and such shares, the “Camden common stock”) to be issued upon completion of the merger described in the proxy statement/prospectus contained herein (the “merger”) with Northway Financial, Inc. (“Northway”). This number is equal to 2,283,869 and is based on the product of (a) an exchange ratio of 0.830 shares of Camden common stock for each share of Northway common stock, par value $1.00 per share (“Northway common stock”), and (b) an estimate of the maximum number of shares of Northway common stock expected to be exchanged and cancelled in connection with the merger of Camden and Northway.

(2)
Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is the product of (A) $30.81, the average of the high and low prices per share of Northway common stock on the OTCQB Market on October 11, 2024, and (B) 2,751,650, the maximum possible number of shares of Northway common stock which may be cancelled and exchanged in the merger.

(3)	Computed in accordance with Rule 457(f) under the Securities Act to be $12,979.56, which is equal to 0.00015310 multiplied by the proposed maximum aggregate offering price of $84,778.337.